Exhibit 10.2

To:	Gulf Offshore N.S. Limited
184-192 Market Street
Aberdeen AB11 5PQ
Scotland

GulfMark Rederi AS
(formerly known as GulfMark Norge AS)
Strandgaten 5
Sandnes, Norway

GulfMark Offshore, Inc.
10111 Richmond Avenue
Suite 340
Houston, Texas 77042
USA

24 March 2005

Gentlemen,

US $100,000,000 million Senior Secured Reducing Revolving Multi-Currency Credit Facility dated 26 June 2002 (as amended)

1	We refer to:

(a)	the facility agreement (the “Original Facility Agreement”) dated 26 June 2002 made between (1) Gulf Offshore N.S. Limited, GulfMark Rederi AS (formerly known as GulfMark Norge AS) and GulfMark Offshore, Inc (the “Borrowers”), (2) GulfMark Offshore, Inc. (the “Guarantor”), (3) Nordea Bank Norge ASA (“Nordea”) and The Royal Bank of Scotland plc (“RBS”) (the “Arrangers”), (4) The banks and financial institutions whose names and addresses are set out in Schedule 1 of the Agreement as the Lenders (the “Lenders”), (5) Nordea (as “Facility Agent” and “Security Trustee”) and (6) Danish Ship Finance (as “Co-Arranger”) as amended by a letter dated 17 November 2004 (the “First Amendment Letter”) and as further amended by a letter dated 22 March 2005 (the “Second Amendment Letter”) (the Original Facility Agreement, the First Amendment Letter and the Second Amendment Letter are together referred to as the “Facility Agreement”); and

(b)	an email dated 21 March 2005 from the Guarantor to the Facility Agent requesting that certain amendments be made to the Facility Agreement (the “Amendment Request Letter”).

2	Unless the context otherwise requires, words and expressions used in this letter shall have the meaning given to them in the Facility Agreement.

3	We can confirm that with effect from the Effective Date the Lenders have agreed the following:

(a)	the definition of “Material Adverse Effect” shall be amended by adding the following text at the end of the definition: “The designation of the Guarantor or any of the Borrowers as having a “Material Weakness” in the internal control procedures as defined in section 404 of the US Sarbanes-Oxley Act of 2002 shall not constitute a Material Adverse Effect. For the avoidance of doubt, this exclusion only encompasses the actual designation of a Material Weakness rating and in any event does not prohibit the lenders from evaluating the cause of the Material Weakness rating in evaluating whether or not the weakness constitutes a Material Adverse Effect as defined in clauses (a)-(c).

(b)	there shall be excluded from the definition of Consolidated EBlT any cumulative effect of accounting changes relating to the change in accounting for dry dock expenditures;

(c)	the definition of “Consolidated Interest Expense” shall be amended by replacing the words “consolidated statements of cash flow” in line 4 with the words “consolidated statements of operations”;

(d)	the definition of “Consolidated EBITDA” shall be amended by deleting the word “and” in sub-paragraph (b) and adding the word “and” after the semi-colon in sub-paragraph (c) and adding an additional sub-paragraph (d) with the words: “non-transactional foreign exchange losses (gains);”

(e)	if, following the completion of the restatement of the consolidated financial statements for fiscal year 2004, the ratio of Consolidated EBITDA to Consolidated Interest Expense for the quarters ending March 31, 2004 and June 30, 2004 does not exceed 2:75 to 1:00 but is at least equal to 2:00 to 1:00 (as contemplated by the amendment in paragraph 4(b) of the First Amendment Letter) it shall not constitute a breach of the terms of the Original Facility Agreement.

4	The amendments to the Facility Agreement set out in paragraph 3 of this letter shall only become effective upon the date (the “Effective Date”) on which this letter has been returned duly executed by each of the Borrowers and the Guarantor by a duly authorised officer or officers whereupon the Facility Agreement shall be amended and shall continue in full force and effect save as amended by this letter.

5	This letter shall be governed by English Law.

We acknowledge receipt of this letter and confirm our agreement to its terms and conditions

For and on behalf of
GULF OFFSHORE N.S. LIMITED
(As a Borrower)

For and on behalf of
GULFMARK REDERI AS
(formerly known as GulfMark Norge AS)
(As a Borrower)

For and on behalf of
GULFMARK OFFSHORE, INC.
(As a Borrower)

The Guarantor confirms that its obligations under the guarantee contained in clause 15 of the Facility Agreement shall remain in full force and effect in respect of the obligations of each Borrower under the Facility Agreement (as amended by this letter) and that the obligations of each Borrower under this letter constitute obligations included within the Guarantor’s obligations under clause 15 of the Facility Agreement.

For and on behalf of
GULFMARK OFFSHORE, INC.
(As the Guarantor)

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